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                                                                 Exhibit 23.1



                         Consent of Independent Auditors


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of VideoServer, Inc. of our report dated January 13, 1998, included in the 1997 Annual Report to Shareholders of VideoServer, Inc.

     Our audits also included the financial statement schedule of VideoServer, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-29209 and S-8 No. 33-96192) of VideoServer, Inc. and in the related Prospectus of our report dated January 13, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of VideoServer, Inc.

                                            ERNST & YOUNG LLP

     Boston, Massachusetts
     March 25, 1998